KOBREN INSIGHT MANAGEMENT, INC.
                          20 William Street, Suite 310
                                  P.O. Box 9150
                      Wellesley Hills, Massachusetts 02181

                                                                November 2, 2005

Kobren Insight Funds, on behalf of
Delphi Value Fund
20 William Street, Suite 310
P.O. Box 9150
Wellesley Hills, Massachusetts 02481

Delphi Management, Inc.
50 Rowes Wharf
Boston, Massachusetts 02111

                              SUBADVISORY AGREEMENT

Dear Sirs:

      Kobren Insight Funds (the "trust"), of which Delphi Value Fund (the "fund") is a series, has been organized as a business trust under the laws of the Commonwealth of Massachusetts to engage in the business of an investment company. The trust's shares of beneficial interest are currently divided into two series (including the fund), each series representing the entire undivided interest in a separate portfolio of assets.

      The board of trustees of the trust (the "trustees") has selected Kobren Insight Management, Inc. (the "adviser") to provide overall investment advice and management for the fund, and to provide certain other services, under the terms and conditions provided in the investment advisory agreement, dated as of the date hereof, between the trust, on behalf of the fund, and the adviser (the "investment advisory agreement").

      The adviser and the trustees have selected Delphi Management, Inc. (the "subadviser") to provide the adviser and the fund with the advice and services set forth below, and the subadviser is willing to provide such advice and services, subject to the review of the trustees and overall supervision of the adviser, under the terms and conditions hereinafter set forth. The subadviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Accordingly, the trust, on behalf of the fund, and the adviser agree with the subadviser as follows:

1. DELIVERY OF DOCUMENTS. The trust has furnished the subadviser with copies, properly certified or otherwise authenticated, of each of the following:

      a) agreement and declaration of trust of the trust, dated September 13, 1996, as amended to date (the "declaration of trust");

      b)    by-laws of the trust as in effect on the date hereof;

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      c)    votes taken at the board meeting  whereby the trustees  selected the subadviser as the investment subadviser to the fund and approved this subadvisory agreement (the "agreement") and the votes taken at the shareholder meeting of the fund approving the investment subadvisory agreement;

      d) votes taken at the board meeting whereby the trustees selecting the adviser as investment adviser to the fund and approving the investment advisory agreement and the votes taken at the shareholder of the fund approving the investment advisory agreement;

      e)    the adviser's investment advisory agreement;

      f)    the fund's prospectus and statement of additional information; and

      g)    the trust's code of ethics.

The adviser will furnish the subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

2. INVESTMENT SERVICES. The subadviser will use its best efforts to provide to the fund continuing and suitable investment advice with respect to investments, consistent with the investment policies, objectives and restrictions  of the  fund  as set  forth  in the  fund's  prospectus  and statement of additional information. In the performance of the subadviser's duties hereunder, subject always to the provisions contained in the documents delivered to the subadviser pursuant to Section 1 above, as from time to time amended or supplemented, the subadviser will, at its own expense:

      a) furnish the adviser and the fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the fund as set forth above, with respect to the purchase, holding and disposition of portfolio securities and other permitted investments;

      b) furnish the adviser and the fund with advice in connection with policy decisions to be made by the board of trustees or any committee thereof about the fund's investments and, as requested, furnish the fund with research, economic and statistical data in connection with the fund's investments and investment policies;

      c) submit such reports relating to the valuation of the fund's securities as the adviser may reasonably request;

      d) subject to prior consultation with the adviser, assist the fund in any negotiations relating to the fund's investments with issuers, investment banking firms, securities brokers or dealers and other institutions or investors;

      e) consistent with the provisions of Section 7 of this agreement, place orders for the purchase, sale or exchange of portfolio securities for the fund's account with brokers or dealers selected by the adviser or the subadviser, provided that in connection with the placing of such orders and the selection of such brokers or dealers the subadviser will seek to obtain best price and execution, except as otherwise provided in the prospectus and statement of additional information of the fund;

      f) from time to time or at any time requested by the adviser or the trustees, make reports to the adviser or the trustees, as requested, of the subadviser's performance of the foregoing services;

      g) subject to the supervision of the adviser, maintain and preserve the records required by the Investment Company Act of 1940 (the "1940 Act") to be maintained by the subadviser (the subadviser agrees that such records are the property of the trust and copies will be surrendered to the trust promptly upon request therefor);

      h) give instructions to the custodian (including any sub-custodian) of the fund as to deliveries of securities to and from such custodian and payments of cash for the account of the fund, and advise the adviser on the same day such instructions are given;

      i) cooperate generally with the fund and the adviser to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including Form N-l A, semi-annual reports on Form N-CSR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the fund, filings with states and with United States agencies responsible for tax matters, and other reports and filings of like nature.

In the performance of its duties hereunder, the subadviser is and will be an independent contractor and unless otherwise expressly provided or authorized will have no authority to act for or represent the fund or trust in any way or otherwise be deemed to be an agent of the fund, the trust or of the adviser.

3. EXPENSES PAID BY THE SUBADVISER. The subadviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this agreement, the expenses of office rent, telephone, telecommunications and other facilities that it is obligated to provide in order to perform the services specified in Section 2, and any other expenses incurred by it in connection with the performance of its duties hereunder.

4. COMPENSATION OF THE SUBADVISER. The adviser will pay the subadviser, as compensation for services and expenses assumed hereunder, a monthly fee as set forth in Schedule A. Subadvisory fees for each month payable hereunder will be computed daily and paid promptly after the adviser's actual receipt of advisory fees for that month. If this agreement is effective subsequent to the first day of the month, or if this agreement is terminated, the fee provided in this section will be computed on the basis of the number of days in the month for which this agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. The subadviser understands and agrees that neither the trust nor the fund has any liability for the subadviser's fee hereunder. Calculations of the subadviser's fee will be based on average net asset values as provided by the adviser.

      The fees payable to the subadviser by the adviser under this agreement shall, upon receipt by the adviser of its fees under the investment advisory agreement with respect to the fund, be paid by the adviser into an interest-bearing escrow account with a bank or the Fund's custodian in the event that the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the fund have not voted to approve this agreement ("fund shareholder approval") by the date of the closing of the acquisition of the adviser by E*TRADE FINANCIAL Corporation (the "acquisition"). If fund shareholder approval has subsequently been obtained by the date that is 150 days after the closing of the acquisition, the fees paid by the adviser into the escrow account (and interest thereon) shall be paid to the subadviser. If fund shareholder approval has not been obtained by such date, this agreement shall terminate and the adviser shall have no responsibility to pay the fees held in the escrow account (and interest thereon) to the subadviser; provided, however, that the subadviser shall be entitled to be paid out of the escrow account the lesser of (i) any costs incurred in performing its services during the period from and after the date of the closing of the acquisition through the date that is 150 days after the closing of the Acquisition and (ii) the total amount in the escrow account (plus interest earned).

5. OTHER ACTIVITIES OF THE SUBADVISER AND ITS AFFILIATES. Nothing herein contained will prevent the subadviser or any of its affiliates or associates from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or a portfolio similar to the fund. It is specifically understood that officers, directors and employees of the subadviser and its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the subadviser or of its affiliates.

6. AVOIDANCE OF INCONSISTENT POSITION. In connection with purchases or sales of portfolio securities for the account of the fund, neither the subadviser nor any of its directors, officers or employees will act as principal or agent or receive any commission. The subadviser will not knowingly recommend that the fund purchase, sell or retain securities of any issuer in which the subadviser has a financial interest without obtaining prior approval of the adviser prior to the execution of any such transaction. Access persons (as defined in Rule 17j-l under the 1940 Act) of the subadviser will provide personal trading reports to a designated representative of the adviser in accordance with the trust's code of ethics.

7. NO PARTNERSHIP OR JOINT VENTURE. The trust, the fund, the adviser and the subadviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

8. LIMITATION OF LIABILITY OF THE SUBADVISER. The subadviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the trust, the fund or the adviser in connection with the matters to which this agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the subadviser's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this agreement.

9. DURATION AND TERMINATION OF THIS AGREEMENT. This agreement become effective as of the closing date of the acquisition and, unless sooner terminated as provided herein, shall continue in effect until the second anniversary of the effective date of this agreement; PROVIDED, HOWEVER, that if fund shareholder approval has not been obtained prior to the 150th day after the closing of the acquisition, this agreement shall terminate on the 150th day after the closing of the acquisition. Thereafter, this agreement shall be renewable from year to year, but only so long as such continuance is specifically approved at least annually by (a) a majority of the trustees who are not interested persons of the adviser, of the subadviser or (other than as board members) of the trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the trustees or (ii) a majority of the outstanding voting securities of the fund.

            This agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty by the fund by vote of a majority of the outstanding voting securities of the fund or by the board of trustees, by the adviser or the subadviser. Termination of this agreement with respect to the fund will not be deemed to terminate or otherwise invalidate any provisions of any contract between you and any other series of the trust. This agreement will automatically terminate in the event of its assignment or upon the termination of the adviser's investment advisory agreement; PROVIDED, HOWEVER, that if fund shareholder approval has not been obtained prior to the closing of the acquisition, this agreement may be terminated by any of the foregoing persons in the manner so provided on ten days' prior written notice. In interpreting the provisions of this
      Section  9, the  definitions  contained  in  Section  2(a) of the 1940 Act
      (including the definitions of "assignment," "interested person" and "voting security"), will be applied.

10. AMENDMENT OF THIS AGREEMENT. No provision of this agreement may be changed or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No amendment, transfer, assignment, sale, hypothecation or pledge of this agreement will be effective until approved by (a) the trustees, including a majority of the trustees who are not interested persons of the adviser, the subadviser or (other than as board members) the trust, cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the fund, as defined in the 1940 Act.

11.   MISCELLANEOUS.

      a) The captions in this agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      b) The name Kobren Insight Funds (formerly Insight Premier Funds) is the designation of the trustees under the declaration of trust, dated September 13,1996, as amended, and the declaration of trust and amendments thereto have been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the trust and the fund are not personally binding upon, nor will resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the trust or the fund, but only the fund's property will be bound. The fund will not be liable for the obligations of any other series of the trust.

      c) Nothing herein contained will limit or restrict the subadviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The trust and fund acknowledge that the subadviser and its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the fund. The subadviser will have no obligation to acquire for the fund a position in any investment which the subadviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the subadviser, it is not feasible or desirable to acquire a position in such investment for the fund. Nothing herein will prevent the subadviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

      d) Any information supplied by the subadviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is confidential and may be used only by the fund and/or its agents, and only in connection with the fund and its investments.

      e)    Governing  Law.  The   substantive   law  of  the   Commonwealth  of
            Massachusetts and the applicable provisions of the 1940 Act shall govern this agreement.

                                           Yours very truly,

                                           Kobren Insight Management, Inc.


                                           By: /s/ Eric M. Kobren
                                               --------------------------------

                                           Its: President

The foregoing agreement is hereby
agreed to as of the date thereof.

Kobren Insight Funds
on behalf of Delphi Value Fund


By:  /s/ Eric Godes
    ---------------------

Its: V.P., Secretary

Delphi Management, Inc.

By:  /s/ Scott M. Black
     --------------------

Its: President

                                   SCHEDULE A

                                          Annual Fee Rate as a Percentage of
                                            Average Daily Net Asset Value
                                          ----------------------------------

Delphi Value Fund                                         0.50%

      The average net asset value for the month will be based on the net asset value used in determining the price at which fund shares are sold, repurchased or redeemed on each day of the month.

      If this agreement becomes effective as to a fund after the first day of a month, or terminates before the last day of a month, your compensation for such fraction of the month will be determined by applying the foregoing percentages to the average daily net asset value of the fund during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.